Exhibit 1.1

Execution Version

AMERICAN INTERNATIONAL GROUP, INC.

4.850% Notes Due 2030

5.450% Notes Due 2035

Underwriting Agreement

May 5, 2025

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

BofA Securities, Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

As representatives of the several Underwriters

named in Schedule I hereto.

c/o	Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o	Morgan Stanley & Co. LLC
1585 Broadway, 31st Floor
New York, New York 10036

c/o	BofA Securities, Inc.
One Bryant Park
New York, New York 10036

c/o	Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

c/o	J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

American International Group, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this Underwriting Agreement (the “Agreement”), to issue and sell to the firms named in Schedule I hereto (the “Underwriters”), for whom you are acting as Representatives (the “Representatives”), $625,000,000 aggregate principal amount of its 4.850% Notes Due 2030 (the “2030 Notes”) and $625,000,000 aggregate principal amount of its 5.450% Notes Due 2035 (the “2035 Notes” and, together with the 2030 Notes, the “Securities”). The Securities will be issued pursuant to the Indenture, dated as of October 12, 2006, as supplemented by the Fourth Supplemental Indenture, dated as of April 18, 2007, and the Eighth Supplemental Indenture, dated as of December 3, 2010 (as so supplemented, the “Base Indenture”), and as further supplemented by the Forty-Sixth Supplemental Indenture to be dated as of May 7, 2025 and the Forty-Seventh Supplemental Indenture to be dated as of May 7, 2025 (each, a “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”).

1.            The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)            An automatic shelf registration statement as defined in Rule 405 under the Securities Act of 1933, as amended, (together with the rules and regulations of the Securities and Exchange Commission promulgated thereunder, the “Act”), on Form S-3 (Registration No. 333-277075) in respect of the Securities have been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; pursuant to the Act, such registration statement and any post-effective amendment thereto became effective upon filing; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the executive officers of the Company, threatened by the Commission and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the basic prospectus relating to the senior debt securities filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including the Basic Prospectus as supplemented by any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, as amended by such post-effective amendment, including all exhibits thereto and the documents incorporated by reference in the Basic Prospectus at the time such part of the registration statement became effective but excluding any Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430A or Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b)            No order preventing or suspending the use of any Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(c)            For the purposes of this Agreement, the “Applicable Time” is 4:40 p.m. (Eastern Time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information contained in the final term sheet prepared and filed pursuant to Section 5(a) hereof and those other Issuer Free Writing Prospectuses, if any, listed on Schedule II(a) hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; and each such Issuer Free Writing Prospectus listed on Schedule II(a) hereto, in each case as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d)            The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or, in the case of an Annual Report on Form 10-K, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of any other document filed under the Exchange Act, omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(e)            The Registration Statement conforms and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act, and the applicable rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of its date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or, in the case of the Registration Statement and any amendment thereto, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of the Prospectus or any amendment or supplement thereto, omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (i) any Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act filed as an exhibit to the Registration Statement or (ii) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use in the Prospectus or any amendment or supplement thereto;

(f)            The Company will not take, directly or indirectly, any action that is designed to cause or result in, or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities; provided that the Company shall not be responsible as to any action taken or to be taken by the Underwriters;

(g)            The Company and each of its Significant Subsidiaries (as defined in Rule 1-02(w) of Regulation S-X) have been duly incorporated or organized and are validly existing corporations or other entities in good standing under the laws of their respective jurisdiction of incorporation or organization and have full power and authority to own their respective properties and to conduct their respective businesses as described in the Prospectus, except, in the case of any Significant Subsidiary, where the failure to be so duly incorporated or organized, validly existing, in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 1(k) below);

(h)            Since the date of the latest audited financial statements incorporated by reference in the Prospectus as amended or supplemented there has not been (i) any material change in the capital stock (other than as occasioned by the Company’s common stock, par value $2.50 per share (the “Common Stock”), having been issued pursuant to the Company’s employee stock option plans and equity incentive plans, upon conversion, exchange or exercise of other convertible or exchangeable securities or obligations of the Company or other securities or obligations of the Company that may be settled in Common Stock and are outstanding as of the date of this Agreement or upon repurchases of Common Stock by the Company pursuant to any publicly announced Common Stock repurchase program), or (ii) any material adverse change in or affecting the business, financial position, shareholders’ equity or results of operations of the Company and its consolidated subsidiaries considered as an entirety, in each case, otherwise than as set forth or contemplated in such Prospectus as amended or supplemented prior to the Applicable Time (any such change described in clause (ii) is referred to as a “Material Adverse Change”);

(i)            This Agreement has been duly authorized, executed and delivered by the Company;

(j)            The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, the Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, and entitled to the benefits provided by the Indenture, subject, in each case, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Base Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Supplemental Indentures have been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture conforms, and the Securities will conform, in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and in the Prospectus;

(k)            The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, or result in any violation of any statute or any order, rule or regulation of any court or other governmental agency or body having jurisdiction over the Company or any of its properties, except, in each case, for such breaches, conflicts, defaults and violations that would not have a material adverse effect on the business, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries considered as an entirety (a “Material Adverse Effect”) or affect the validity of the Securities, nor will such action result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or the By-Laws of the Company; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required by the Company for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except for such consents, approvals, authorizations, orders, registrations or qualifications that the failure to obtain or make would not have a Material Adverse Effect or affect the validity of the Securities, and such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained under the Act or the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws (including insurance laws of any state relating to offers and sales of securities in such state) in connection with the purchase and distribution of the Securities by the Underwriters as contemplated hereby;

(l)            The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in or incorporated by reference in any Preliminary Prospectus, the Prospectus and the Registration Statement present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form, in all material respects, with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except for any normal year-end adjustments, the adoption of new accounting principles, and as otherwise noted therein) and the interactive data in eXtensible Business Reporting Language included or incorporated by reference in any Preliminary Prospectus, the Prospectus and the Registration Statement fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto;

(m)           The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Except as otherwise noted in the Registration Statement, any Preliminary Prospectus and the Prospectus, as of the end of the period covered by the Company’s most recent annual report filed with the Commission on Form 10-K, the Company’s internal control over financial reporting was effective and the Company was not aware of any material weaknesses in its internal control over financial reporting;

(n)            Except as otherwise noted in the Registration Statement, any Preliminary Prospectus and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented, there had been no change in the Company’s internal control over financial reporting that had materially affected, or was reasonably likely to materially affect, the Company’s internal control over financial reporting, as of the end of the period covered by the Company’s most recent periodic report filed with the Commission on Form 10-K or Form 10-Q;

(o)            The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures were effective as of the end of the period covered by the Company’s most recent periodic report filed with the Commission on Form 10-K or Form 10-Q, except as otherwise noted in the Registration Statement, any Preliminary Prospectus and the Prospectus;

(p)            PricewaterhouseCoopers LLP (the “Company Auditors”), who has audited the annual financial statements and schedules of the Company and its consolidated subsidiaries and delivered its report with respect to the audited financial statements and schedules included or incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the Exchange Act;

(q)            (i)  Neither the Company nor any of its majority-owned subsidiaries (collectively, the “Entity”) nor any director or officer of the Entity is an individual or entity (“Person”) that is, or is 50% or more owned by or controlled by, or is acting on behalf of, a Person that is currently the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union and its member states, His Majesty’s Treasury of the United Kingdom (“HMT”), or other relevant sanctions authority with jurisdiction over the Company (collectively, “Sanctions”), including as a result of being (A) named on any list of Persons targeted for Sanctions or (B) located, organized or resident in a country or territory that is the target of comprehensive Sanctions, which, as of the date hereof, includes Cuba, Iran, North Korea, Syria and the regions of Ukraine consisting of Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the non-government controlled areas of Kherson and Zaporizhzhia (each, a “Sanctioned Territory”) (any such Person, a “Sanctioned Person”); (ii) the Company represents and covenants that the Entity will not, directly or indirectly, use any proceeds of the offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with a Sanctioned Person or in a Sanctioned Territory; or (B) in any manner that will result in a violation of Sanctions by any Person participating in the offering contemplated hereby, whether as underwriter, advisor, investor or otherwise; and (iii) the Company represents and covenants that the Entity will not permit any Sanctioned Person to have any direct or indirect interest in or connection to any funds repaid or remitted by the Company in connection with this Agreement that would result in a violation of Sanctions by any Person participating in the offering contemplated hereby;

(r)            Since May 5, 2020, to the knowledge of the Company, the Company, its wholly owned subsidiaries, employees, directors, executive officers and any agent acting on the Company’s or its wholly owned subsidiaries’ behalf, have not corruptly paid, offered or promised to pay, or authorized payment of any monies or a thing of value, directly or indirectly, to any government official (including employees of government-owned or -controlled entities or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing) or any political party or party official or candidate for political office (collectively, “Proscribed Recipients”) for the purpose of obtaining or retaining business, or directing business to any Person, by (i) influencing any official act or decision of such Proscribed Recipient, (ii) inducing such Proscribed Recipient to do or omit to do any act in violation of the lawful duty of such Proscribed Recipient, or to use his, her or its influence with a governmental authority to affect or influence any act or decision of such governmental authority or (iii) taking any action, directly or indirectly, that would result in a violation or a sanction for a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or any other applicable anti-corruption laws; and the Company and its wholly owned subsidiaries will maintain policies and procedures reasonably designed to promote and achieve compliance with such laws;

(s)            (i)  The Company has implemented a Global Anti-Money Laundering Policy, and to the knowledge of the Company, the operations of the Company and its wholly owned subsidiaries are in material compliance with (A) the applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and (B) any applicable anti-money laundering statutes and the applicable rules and regulations issued thereunder (including the related applicable financial recordkeeping and reporting requirements therein), and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”); and (ii) to the knowledge of the Company, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator, involving the Company or any of its wholly owned subsidiaries, with respect to the Anti-Money Laundering Laws, is pending or has been threatened;

(t)            The Company and its Significant Subsidiaries possess all licenses, certificates, permits and other authorizations, as applicable, issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, any Preliminary Prospectus and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, any Preliminary Prospectus and the Prospectus, neither the Company nor any of its Significant Subsidiaries has received notice of the revocation or modification of any such license, certificate, permit or authorization, as applicable, or has any reason to believe that any such license, certificate, permit or authorization, as applicable, will not be renewed in the ordinary course, in each case, except where the failure to possess the same or the modification to the same would not, individually or in the aggregate, have a Material Adverse Effect;

(u)            Neither the Company nor any of its Significant Subsidiaries is in violation of or default under: (i) any provision of its respective organizational documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii) only, to the extent it would not have a Material Adverse Effect;

(v)           There is no action, suit or proceeding pending, or to the knowledge of the executive officers of the Company, threatened against the Company or any of its subsidiaries, which (i) has, or may reasonably be expected in the future to have, a Material Adverse Effect, except as set forth or contemplated in the Registration Statement, any Preliminary Prospectus or the Prospectus, or (ii) is required to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus and is not so described; and there are no contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(w)           The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds as described in the Prospectus, would not be required to be registered as an “investment company” as defined in the Investment Company Act of 1940, as amended; and

(x)            (i)  (A) At the time of filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (ii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act.

2.            Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, (i) at a purchase price of 99.501% of the principal amount of 2030 Notes and (ii) at a purchase price of 99.504% of the principal amount of 2035 Notes, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

3.            Upon the authorization by the Representatives of the release of such Securities, the several Underwriters propose to offer such Securities for sale upon the terms and conditions set forth in the Prospectus.

4.            The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to one or more of the Representatives for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least twenty-four hours in advance, by causing DTC to credit the Securities to the account of one or more of the Representatives at DTC. The Company will cause the certificates representing the Securities to be made available to the Representatives for checking prior to the Time of Delivery (as defined below). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, May 7, 2025 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Securities, will be delivered via electronic exchange, and the Securities will be credited to the account of the Representatives at DTC, all at the Time of Delivery. The final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto on the New York Business Day next preceding the Time of Delivery. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.            The Company covenants and agrees with each of the Underwriters:

(a)            To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or supplement (other than (i) an amendment or supplement as a result of filings by the Company under the Exchange Act, (ii) filings not related to the Securities, and (iii) the filing of prospectuses, preliminary prospectuses, preliminary prospectus supplements, issuer free-writing prospectuses and other documents pursuant to Rule 424(b) or Rule 433 under the Act) to the Registration Statement or the Prospectus prior to the Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act an Issuer Free Writing Prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder; between the signing of this Agreement and the Time of Delivery, to give reasonably practicable advance notice to the Representatives of any filings by the Company under the Exchange Act that are incorporated by reference into the Prospectus and any filings by the Company under Item 2.02 or 7.01 of Current Report on Form 8-K; between the signing of this Agreement and the Time of Delivery, to advise the Representatives promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed (other than an amendment or supplement as a result of filings by the Company under the Exchange Act and other than the filing of prospectuses, preliminary prospectuses, preliminary prospectus supplements, issuer free-writing prospectuses and other documents pursuant to Rule 424(b) or Rule 433 under the Act), and to furnish the Representatives with copies thereof; to prepare a final term sheet, containing a description of the Securities, substantially in the form set forth in Exhibit A to Schedule II hereto and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with, or transmitted for filing to, the Commission (other than (i) an amendment or supplement as a result of filings by the Company under the Exchange Act; (ii) any filings not related to the Securities; or (iii) the filing of prospectuses, preliminary prospectuses, preliminary prospectus supplements, issuer free-writing prospectuses and other documents pursuant to Rule 424(b) or Rule 433 under the Act), of the issuance by the Commission of any stop order or of any order preventing or suspending the effectiveness of the Registration Statement or the use of any prospectus relating to the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus relating to the Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b)            Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)            From time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issuance of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the request of the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)            To make generally available in accordance with Rule 158 under the Act to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act (including, at the option of the Company, Rule 158 under the Act);

(e)            Except as provided hereunder, during the period beginning from the date hereof and continuing to and including the earlier of (i) the termination of the trading restrictions for the Securities, as notified to the Company by the Representatives, and (ii) the Time of Delivery for the Securities, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company that mature more than one year after such Time of Delivery and that are pari passu with, and otherwise substantially similar to, the Securities, without the prior written consent of the Representatives, provided, however, that the restriction imposed by this Section 5(e) shall not apply to (i) an issue of debt securities denominated in a currency other than U.S. dollars, (ii) an issue of debt securities of which at least 90% (based on gross offering proceeds) is offered and sold outside the United States, (iii) guarantees by the Company of debt securities of its subsidiaries, or (iv) any indebtedness incurred by the Company in connection with the Company’s asset disposition plan or any restructuring of the Company’s capital structure;

(f)            The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and

(g)            If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue as contemplated in the expired registration statement relating to the Securities; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

6.             (a)            The Company and each Underwriter agree that the Underwriters may prepare and use one or more preliminary term sheets relating to the Securities containing only customary information.

(b)            Each Underwriter represents to the Company that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) any written communication permitted by subparagraph (a) above, (ii) the final term sheet prepared and filed pursuant to Section 5(a) hereof, (iii) any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus listed on Schedule II(a) hereto, or (iv) any written communication prepared by such Underwriter and approved in writing by the Company in advance.

(c)            The Company represents to the Underwriters that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) any written communication permitted under subparagraph (a) above, (ii) any road show presentation prepared with the assistance of the Representatives, (iii) the final term sheet prepared and filed pursuant to Section 5(a) hereof, (iv) a press release or other announcement relating to the Securities that complies with Rule 134 or Rule 135 under the Act and that the Company issues after giving notice to the Representatives of its intent to issue a press release, (v) any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus listed on Schedule II(a) hereto, or (vi) any written communication approved by the Representatives in advance in writing.

(d)            Any such free writing prospectus the use of which has been consented to by the Company or the Representatives, as the case may be (including the final term sheet prepared and filed pursuant to Section 5(a) hereof), other than any road show, is listed on Schedule II(a) hereto.

(e)            The Company represents and agrees with each Underwriter that it has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(f)            The Company agrees that if at any time following the issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus, or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will, if the Underwriters are then required to deliver a prospectus under the Act in respect of the sales of Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Act), give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7.            The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (a) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Prospectus and the Prospectus and all other amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters; (b)  the cost of printing, word-processing or reproducing this Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (c) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including fees and disbursements of the Underwriters’ counsel in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (d) any fees charged by security rating services for rating the Securities; (e) any filing fees incident to any required review and clearance by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (f) the cost of preparing the Securities; (g) the fees and expenses of any trustee and any agent of any trustee, and the fees and disbursements of counsel for any of the foregoing in connection with any Indenture and the Securities; (h) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable in connection with such delivery, up to an amount as separately agreed; (i) the costs and expenses of the Company relating to investor presentations on any road show undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses (including travel and lodging expenses) of any consultants engaged in connection with any road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company, and the cost of any aircraft chartered in connection with any road show, up to an amount separately agreed; and (j) all other costs and expenses incident to the performance of the Company’s obligations hereunder and under the Indenture which are not otherwise specifically provided for in this Section 7, but the Company shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits from the sale by them of the Securities. It is understood that, except as provided in this Section 7, Section 9 and Section 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

8.            The obligations of the Underwriters shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company herein shall be true and correct in all material respects, at and as of the Time of Delivery, the condition that the Company shall have performed, in all material respects, all of its obligations hereunder theretofore to be performed and the following additional conditions:

(a)            No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated by the Commission or, to the knowledge of the executive officers of the Company, shall be threatened or contemplated by the Commission; no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received by the Company; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of an Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act); and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives;

(b)            Cleary Gottlieb Steen & Hamilton LLP, counsel to the Underwriters, shall have furnished to the Representatives such opinion and letter, each dated the Time of Delivery, with respect to the Indenture, the validity of the Securities, the Registration Statement, the Pricing Disclosure Package, the Prospectus, and other related matters as the Representatives may reasonably request, and the Company shall have furnished to such counsel such documents as they reasonably request to enable them to pass upon such matters;

(c)            Sullivan & Cromwell LLP, counsel for the Company, shall have furnished to the Representatives their opinion or opinions, dated the Time of Delivery, to the effect set forth in Schedule III hereto;

(d)            Eric S. Lefkowitz, an Associate General Counsel and Assistant Secretary of the Company, or any other person holding the title of General Counsel or Associate General Counsel of the Company, or other counsel satisfactory to the Representatives in their reasonable judgment, shall have furnished to the Representatives his opinion, dated the Time of Delivery, to the effect set forth in Schedule IV hereto;

(e)            On the date of the Prospectus and at the Time of Delivery, the Company Auditors shall have furnished a letter to the Representatives, dated the respective dates of delivery thereof, in a form agreed to by the Company and the Representatives on or prior to the date hereof, and with respect to such letter dated such Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives;

(f)            Since the respective dates as of which information is given in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and prior to the Time of Delivery, there shall not have been any Material Adverse Change or any development involving a prospective Material Adverse Change which, in the judgment of the Representatives, materially impairs the investment quality of the Securities, otherwise than as set forth or contemplated in the Pricing Disclosure Package or the Prospectus (excluding any amendment or supplement thereto);

(g)            The Company shall have furnished or caused to be furnished to the Representatives a certificate of (i) one of the Chief Executive Officer, the President, any Vice Chairman, any Executive or Senior Vice President, any Vice President or Treasurer and (ii) a principal financial or accounting officer of the Company, dated the Time of Delivery, in which such officers, to the best of their knowledge after reasonable investigation, shall state that (w) the representations and warranties of the Company in this Agreement are true and correct, in all material respects, as of the Time of Delivery, (x) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied, in all material respects, at or prior to the Time of Delivery, (y) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, and (z) since the respective dates as of which information is given in the Pricing Disclosure Package, (A) there has not been any Material Adverse Change, otherwise than as set forth or contemplated in the Pricing Disclosure Package or the Prospectus as amended or supplemented in accordance with Section 5(a) hereof and (B) none of the events set forth in clause (vi) of Section 8(h) below has occurred; and

(h)            On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange if the effect of any such event, in the reasonable judgment of the Representatives, is to make it impracticable or inadvisable to proceed with the purchase by the Underwriters of the Securities from the Company; (ii) any suspension of trading imposed by a regulatory agency or similar body on any securities of the Company on any United States securities exchange or in any United States over-the-counter market; (iii) a material disruption in securities settlement, payment or clearance services in The City of New York; (iv) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (v) (A) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, other than any such outbreak, escalation or declaration arising out of or relating to the U.S. war on terrorism that does not represent a significant departure from the conditions that exist at the date hereof, or (B) any other calamity or crisis if the effect of any such event set forth in this subclause (v) in the reasonable judgment of the Representatives is to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Pricing Disclosure Package or the Prospectus as amended or supplemented in accordance with Section 5(a) hereof; or (vi) any downgrading, or any written notice of any intended downgrading or of any possible change that does not indicate the direction of the possible change, in each case in the rating accorded the Company’s senior debt securities by Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, or Standard & Poor’s Financial Services LLC, if the effect of any such event in the reasonable judgment of the Representatives is to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Pricing Disclosure Package or the Prospectus as amended or supplemented in accordance with Section 5(a) hereof.

9.            (a)             The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Pricing Disclosure Package (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse such Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Pricing Disclosure Package or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein.

(b)            Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Pricing Disclosure Package or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Pricing Disclosure Package or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)            Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under such subsection, except to the extent that it has been prejudiced by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff that is not subject to further appeal, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Securities on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e)            The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.          (a)             If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter, the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-tenth of the aggregate principal amount of the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase under this Agreement relating to such Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase under this Agreement) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one tenth of the aggregate principal amount of the Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement relating to such Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.          The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, will remain in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company and will survive delivery of and payment for the Securities.

12.          If the sale of the Securities provided for herein is not consummated, or if this Agreement is terminated by the Underwriters, because any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied (other than any termination pursuant to clause (i), (iii), (iv) or (v) of Section 8(h) hereof), or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with this Agreement or the proposed purchase and sale of the Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Securities except as provided in Section 7 and Section 9 hereof.

13.          In all dealings hereunder, the Representatives of the Underwriters of the Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

14.          All statements, requests, notices and advices hereunder shall be in writing, or orally if promptly confirmed in writing, and if to an Underwriter, shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to the Representatives at the notice address set forth in Schedule I, and if to the Company shall be sufficient in all respects when delivered or sent by registered mail to 1271 Avenue of the Americas, Floor 41, New York, New York 10020-1304, Facsimile Transmission No. (212) 770-3500, Attention: General Counsel.

15.          This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, and to the extent provided in Section 9 and Section 11 hereof, the officers and directors of the Company and any person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason of such purchase.

16.          The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other; (b) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company; (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; and (d) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.

17.          (a)             Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding between any BRRD Party (as defined below) and the Company, the Company acknowledges, accepts, and agrees to be bound by:

(i)            the effect of the exercise of Bail-in Powers (as defined below) by the Relevant Resolution Authority (as defined below) in relation to any BRRD Liability (as defined below) of any BRRD Party to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof, (i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (iii) the cancellation of the BRRD Liability; and (iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii)           the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(b)            As used in Section 17(a), (i) “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; (ii) “Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation; (iii) “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; (iv) “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/; (v) “BRRD Liability” with respect to any BRRD Party has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the Bail-in Legislation applicable to such BRRD Party; (vi) “BRRD Party” means an institution or entity referred to in point (b), (c) or (d) of Article 1(1) BRRD; and (vii) “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to a BRRD Party.

(c)            Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding between any UK Bail-in Party (as defined below) and the Company, the Company acknowledges, accepts, and agrees to be bound by:

(i)            the effect of the exercise of UK Bail-in Powers (as defined below) by the relevant UK resolution authority in relation to any UK Bail-in Liability (as defined below) of any UK Bail-in Party to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof, (i) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon; (ii) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the relevant UK Bail-in Party or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (iii) the cancellation of the UK Bail-in Liability; and (iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii)           the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

(d)            As used in Section 17(c), (i) “UK Bail-in Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings); (ii) “UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such person or any contract or instrument under which liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability; (iii) “UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised; and (iv) “UK Bail-in Party” means an institution or entity subject to the UK Bail-in Legislation.

18.          (a)             In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

19.          This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

20.           (a)             This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b)            Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought only in the United States District Court for the Southern District of New York, and by execution and delivery of this Agreement, such party hereby irrevocably accepts and submits to the jurisdiction of such courts in personam, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.

(c)            The Company and each Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.          Time shall be of the essence in this Agreement.

22.          This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all of such counterparts shall together constitute one and the same instrument.

23.           Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.

Very truly yours,

AMERICAN INTERNATIONAL GROUP, INC.

By	/s/ Adam Burk
	Name:	Adam Burk
	Title:	Vice President, Global Treasurer

[Signature Page to Underwriting Agreement]

Accepted in New York, New York

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Adam D. Bordner
	Name:	Adam D. Bordner
	Title:	Managing Director

MORGAN STANLEY & CO. LLC

By	/s/ Courtney McCauley
	Name:	Courtney McCauley
	Title:	Vice President

BOFA SECURITIES INC.

By	/s/ Randolph B. Randolph
	Name:	Randolph B. Randolph
	Title:	Managing Director

GOLDMAN SACHS & CO. LLC

By	/s/ Thomas Healy
	Name:	Thomas Healy
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By	/s/ Som Bhattacharyya
	Name:	Som Bhattacharyya
	Title:	Executive Director

[Signature Page to Underwriting Agreement]

SCHEDULE I
Underwriter	Principal Amount of 2030 Notes to Be Purchased	Principal Amount of 2035 Notes to Be Purchased
Citigroup Global Markets Inc.	$125,000,000	$125,000,000
Morgan Stanley & Co. LLC	$125,000,000	$125,000,000
BofA Securities Inc.	$100,000,000	$100,000,000
Goldman Sachs & Co. LLC	$100,000,000	$100,000,000
J.P. Morgan Securities LLC	$100,000,000	$100,000,000
Barclays Capital Inc.	$15,000,000	$15,000,000
BNP Paribas Securities Corp.	$15,000,000	$15,000,000
Deutsche Bank Securities Inc.	$15,000,000	$15,000,000
U.S. Bancorp Investments, Inc.	$15,000,000	$15,000,000
Wells Fargo Securities, LLC	$15,000,000	$15,000,000
Total	$625,000,000	$625,000,000

I-1

Notice Addresses of the Representatives:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Morgan Stanley & Co. LLC

1585 Broadway, 31st Floor

New York, New York 10036

BofA Securities, Inc.

114 W 47th Street

NY8-114-07-01

New York, NY 10036

Facsimile: (646) 855-5958

Attention: High Grade Transaction Management/Legal

dg.hg_ua_notices@bofa.com

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

I-2

SCHEDULE II

(a)            Issuer Free Writing Prospectuses:

Final Term Sheet, substantially in the form attached as Exhibit A to Schedule II, as filed with the Commission pursuant to Rule 433, and dated May 5, 2025.

(b)            Additional Documents Incorporated by Reference:

None.

Exhibit A to Schedule II

Form of Final Term Sheet

American International Group, Inc.

$1,250,000,000

$625,000,000 4.850% Notes Due 2030

$625,000,000 5.450% Notes Due 2035

Issuer:	American International Group, Inc.
Offering Format:	SEC Registered
Securities:	4.850% Notes Due 2030 (the “2030 Notes”) 5.450% Notes Due 2035 (the “2035 Notes” and, together with the 2030 Notes, the “Notes”)
Expected Ratings (Moody’s / S&P / Fitch)*:	[Redacted]
Security Type:	Senior Unsecured Fixed Rate Notes
Trade Date:	May 5, 2025
Settlement Date**:	May 7, 2025 (T + 2)
Maturity Date:	2030 Notes: May 7, 2030 2035 Notes: May 7, 2035
Principal Amount:	2030 Notes: $625,000,000 2035 Notes: $625,000,000
Price to Public:	2030 Notes: 99.851% of principal amount 2035 Notes: 99.954% of principal amount
Gross Underwriting Discount:	2030 Notes: 0.350% 2035 Notes: 0.450%
Net Proceeds to Issuer Before Expenses:	2030 Notes: $621,881,250 2035 Notes: $621,900,000

Spread to Treasury Benchmark:	2030 Notes: T + 95 basis points 2035 Notes: T + 112 basis points
Treasury Benchmark:	2030 Notes: 3.875% due April 30, 2030 2035 Notes: 4.625% due February 15, 2035
Treasury Benchmark Yield:	2030 Notes: 3.934% 2035 Notes: 4.336%
Coupon:	2030 Notes: 4.850% 2035 Notes: 5.450%
Yield to Maturity:	2030 Notes: 4.884% 2035 Notes: 5.456%
Interest Payment Dates:	Semi-annually on May 7 and November 7 of each year, commencing November 7, 2025
Day Count Convention:	30/360, unadjusted
Denominations:	$2,000, with increments of $1,000 thereafter
Early Redemption:	Make-whole redemption at any time prior to (i) April 7, 2030, with respect to the 2030 Notes, at a discount rate of Treasury + 15 basis points and (ii) February 7, 2035, with respect to the 2035 Notes, at a discount rate of Treasury + 20 basis points. Par redemption at any time on or after (i) April 7, 2030, with respect to the 2030 Notes and (ii) February 7, 2035, with respect to the 2035 Notes.
CUSIP/ISIN:	2030 Notes: 026874 DW4 / US026874DW49 2035 Notes: 026874 DX2 / US026874DX22
Joint Global Coordinators:	Citigroup Global Markets Inc. Morgan Stanley & Co. LLC BofA Securities, Inc. Goldman Sachs & Co. LLC J.P. Morgan Securities LLC
Co-Managers:	Barclays Capital Inc. BNP Paribas Securities Corp. Deutsche Bank Securities Inc. U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

** The issuer expects that delivery of the Notes will be made to investors on or about May 7, 2025, which is the second business day following the date of the pricing of the Notes. Under Rule 15c6-1 of the U.S. Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle on the first business day following the date of any contract for sale, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to the first business day before the settlement date will be required to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisers in connection with that election.

The issuer has filed a registration statement, including a prospectus, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, Morgan Stanley & Co. LLC toll-free at 1-866-718-1649, BofA Securities, Inc. toll-free at 1-800-294-1322, Goldman Sachs & Co. LLC toll-free at 1-866-471-2526 or J.P. Morgan Securities LLC collect at 1-212-834-4533.

No PRIIPs or UK PRIIPs KID – no PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in EEA or UK.

SCHEDULE III

Form of Opinion of Sullivan & Cromwell LLP

III-5

Form of Letter of Sullivan & Cromwell LLP

III-6

SCHEDULE IV

Form of Opinion of Eric S. Lefkowitz

IV-1